UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2015

21st CENTURY ONCOLOGY

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

A. Settlement Agreement

On December 16, 2015, 21st Century Oncology, LLC  (“21C”), a subsidiary of  21st Century Oncology Holdings, Inc. (the “Company”), entered into a settlement agreement (the “Settlement Agreement”), with, among others, the United States of America and Mariela Barnes. Pursuant to the Settlement Agreement, the Company agreed to pay $19.75 million to the federal government and $528,000 in attorneys’ fees and costs related to the qui tam action brought by Ms. Barnes with respect to the previously disclosed dispute related to the fluorescence in situ hybridization (FISH) diagnostic test. The Company is required to pay both amounts on or prior to the tenth business day following the date of the Settlement Agreement.

Subject to certain conditions, the federal government agreed to release 21C from any civil or administrative monetary claim the federal government has with respect to the conduct covered by the Settlement Agreement under the False Claims Act and certain other statutes and legal theories, and Ms. Barnes agreed to release 21C from any claims she has on behalf of the federal government under the False Claims Act.

The Settlement Agreement avoids the uncertainty and expense of protracted litigation and does not constitute an admission of liability by 21C.

B. Corporate Integrity Agreement

In connection with the Settlement Agreement, on December 16, 2015, 21C entered into a Corporate Integrity Agreement (the “Corporate Integrity Agreement”) with the Office of Inspector General of the Department of Health and Human Services. The Corporate Integrity Agreement requires 21C to, among other things, appoint a Chief Compliance Officer; maintain its existing compliance program and Compliance Committee; provide management certifications; provide certain compliance training and education; engage an independent review organization; continue screening employees to ensure they are not barred from participating in federal health care programs; and implement a risk assessment and internal review process. 21C’s failure to comply with its obligations under the Corporate Integrity Agreement could result in monetary penalties or 21C being excluded from participating in federal health care programs. The Corporate Integrity Agreement has a term of five years, commencing on the date of the agreement.

The foregoing descriptions of the Settlement Agreement and the Corporate Integrity Agreement are qualified by the full terms of those agreements, which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 8.01                   Other Events

On December 17, 2015, the Company issued a press release announcing the entry into the Settlement Agreement. A copy of the press release is filed and attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	Settlement Agreement, dated December 16, 2015, entered into by, among others, 21st Century Oncology, LLC, the United States of America and Ms. Barnes.
10.2	Corporate Integrity Agreement, dated December 16, 2015, entered into by 21st Century Oncology, LLC and the Office of Inspector General of the Department of Health and Human Services.
99.1	Press Release issued by the Company on December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21st CENTURY ONCOLOGY HOLDINGS, INC.

Date: December 22, 2015	By:	/s/ LeAnne M. Stewart
Name: LeAnne M. Stewart
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Settlement Agreement, dated December 16, 2015, entered into by, among others, 21st Century Oncology, LLC, the United States of America and Mariela Barnes.
10.2	Corporate Integrity Agreement, dated December 16, 2015, entered into by 21st Century Oncology, LLC and the Office of Inspector General of the Department of Health and Human Services.
99.1	Press Release issued by the Company on December 17, 2015.